Exhibit (a)(1)(F)

Execution Version

[Document #]

(for TCW use only)

TCW MIDDLE MARKET LENDING OPPORTUNITIES BDC, INC.

SUBSCRIPTION AGREEMENT

For All Subscribers

Name of Subscriber:

Requested Commitment ($100 per Unit): $
(to be completed only by TCW)

For TCW Use Only:

Status Codes

NFC ☐

☐ VE ☐ EE ☐ TA ☐ N
Controlled Subscriber ☐

Shares of common stock, par value $0.001 (the “Shares”), of TCW Middle Market Lending Opportunities BDC, Inc. (the “Company”) are being offered to qualified investors who elect to participate in the exchange offer described in the Offer to Exchange included as an exhibit to the Schedule TO of TCW Direct Lending LLC (the “Offer to Exchange”), in which TCW Direct Lending LLC is offering to exchange outstanding limited liability company units of TCW Direct Lending LLC for Shares (the “Exchange”). Tendering unitholders are required to enter into this subscription agreement in connection with their participation in the Exchange, as further described in the Offer to Exchange.

The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated. The Shares will be offered and sold under the exemption provided by Regulation D under Section 4(a)(2) of the 1933 Act, and exemptions in the laws of the states and other jurisdictions where the offering will be made. The Company intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended.

The distribution of this subscription agreement and the offer and sale of the Shares in certain jurisdictions may be restricted by law. This subscription agreement does not constitute an offer to sell or the solicitation of an offer to buy any Shares in any state or other jurisdiction where, or to or from any person to or from whom, such offer or solicitation is unlawful or not authorized. The Shares are offered subject to the right of the Company to reject any subscription in whole or in part.

2

TCW Middle Market Lending Opportunities BDC, Inc.

(A Delaware Corporation)

SUBSCRIPTION AGREEMENT

ARTICLE I

SECTION 1.01. Subscription.

(a) The undersigned (the “Subscriber”) irrevocably subscribes for and agrees to purchase shares of common stock (“Shares”) of TCW Middle Market Lending Opportunities BDC, Inc. (the “Company”) pursuant to the Offer to Exchange included as an exhibit to the Schedule TO filed by TCW Direct Lending LLC (“Direct Lending”) (together with any exhibits, appendices and supplements thereto, the “Offer to Exchange”) with the U.S. Securities and Exchange Commission and agrees to be bound by the terms and conditions described in (i) this subscription agreement (this “Agreement”), (ii) the Company’s Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate”), (iii) the Company’s Amended and Restated Bylaws (as the same may be amended and/or restated from time to time, the “Bylaws”), (iv) the Investment Advisory and Management Agreement between the Company and TCW Asset Management Company LLC (the “Adviser”) (as the same may be amended and/or restated from time to time, the “Advisory Agreement”) and (v) the Administration Agreement between the Company and the Adviser (as the same may be amended and/or restated from time to time, the “Administration Agreement”). The Subscriber has received the Offer to Exchange, the Certificate, the Bylaws, the Advisory Agreement and the Administration Agreement. The Company expects to enter into separate subscription agreements (the “Other Subscription Agreements,” and, together with this Agreement, the “Subscription Agreements”) with other subscribers (the “Other Subscribers,” and together with the Subscriber, the “Subscribers”), providing for the sale of Shares to the Other Subscribers. This Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Subscribers are to be separate sales. Capitalized terms used but not defined herein have the meanings ascribed to them in the Offer to Exchange. For the avoidance of doubt, the term “Shares” includes all shares of common stock of the Company beneficially owned or held of record from time to time by the Subscriber, whether acquired in the Exchange, under this Agreement (including shares acquired pursuant to dividend reinvestment) or otherwise, and any securities of the Company issued with respect to, upon conversion or reclassification, or in exchange or substitution for such shares or other securities (including without limitation, in connection with a stock split, stock dividend, recapitalization, reorganization or similar transaction).

(b) The Subscriber agrees, in addition to those Shares acquired by operation of the Exchange, to purchase Shares for an aggregate purchase price equal to the pro rata portion of the Subscriber’s Available Commitment to Direct Lending (as such term is defined in the Amended and Restated Limited Liability Company Agreement of Direct Lending, dated as of September 19, 2014 (as the same may be amended and/or restated from time to time, the “Direct Lending LLC Agreement”)) corresponding to the percentage of Units the Subscriber is electing to tender in the Exchange, relative to all Units held by the Subscriber (such amount, the Subscriber’s “Adjusted Available Commitment”) as of the date of the Company’s acceptance of the Subscriber’s subscription (the “Capital Commitment”), payable at such times and in such amounts as determined by the Company in its sole discretion, under the terms and subject to the conditions set forth herein. The Subscriber agrees and acknowledges that (x) its Capital Commitment will equal its Adjusted Available Commitment, (y) the Available Commitment on which it is based is defined in the Direct Lending LLC Agreement and includes its undrawn commitment to Direct Lending plus amounts which are recallable pursuant to Section 4.5.3 of the Direct Lending LLC Agreement and (z) the Subscriber has been afforded an opportunity to confirm the amount of its Available Commitment prior to the execution and delivery of this Agreement by the Subscriber. On each Capital Drawdown Date (as defined below), the Subscriber agrees to purchase from the Company, and the Company agrees to issue to the Subscriber, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will a Subscriber be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).

“Drawdown Purchase Price” shall mean, for each Capital Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Subscribers on that Capital Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Subscriber and the denominator of which is the aggregate Unused Capital Commitments of all Subscribers that are not Defaulting Subscribers or Excluded Subscribers (each as defined below).

“Drawdown Share Amount” shall mean, for each Capital Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Capital Drawdown Date by (ii) the applicable Per Share Price (as defined below), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.

“Per Share NAV” shall mean, for any Capital Drawdown Date, the then-most recently determined net asset value per Share, as determined by the Company’s Board of Directors (including any committee of the Board of Directors, the “Board”), prior to the date of the Funding Notice (as defined below).

“Per Share Price” shall mean, for any Capital Drawdown Date, the Per Share NAV; provided, that the Per Share Price shall be subject to the limitations of Section 23 under the Investment Company Act of 1940, as amended (the “1940 Act”) and in no event will the Per Share Price be less than the par value of the Share to be issued.

“Unused Capital Commitment” shall mean, with respect to a Subscriber, the amount of such Subscriber’s Capital Commitment as of any date reduced by the aggregate amount of purchases made by that Subscriber at all previous Capital Drawdown Dates pursuant to Section 1.01(b) and Section 2.02, respectively.

SECTION 1.02. Closings. The closing of this Agreement will take place at the offices of TCW Group Inc., 865 South Figueroa Street, Los Angeles, California upon acceptance of Subscribers’ Units for exchange at the completion of the Exchange (such date being the “Closing Date”). The Subscriber agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including without limitation the investor questionnaire attached as Schedule A hereto (the “Investor Questionnaire”). Promptly after the Closing Date, the Company will deliver to the Subscriber or its representative, if the Subscriber’s subscription has been accepted, a countersigned copy of this Agreement and other documents and instruments necessary to reflect the Subscriber’s status as an investor in the Company, including any documents and instruments to be delivered pursuant to this Agreement.

ARTICLE II

SECTION 2.01. Capital Drawdowns.

(a) Subject to Section 2.01(f), purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Capital Drawdown Date”) and shall be made in accordance with the provisions of Section 1.01(b).

(b) The Company shall deliver to the Subscriber, at least ten (10) Business Days prior to each Capital Drawdown Date, a notice (a “Funding Notice”) setting forth (i) the Capital Drawdown Date, (ii) the aggregate number of Shares to be sold to all Subscribers on the Capital Drawdown Date and the aggregate purchase price for such Shares, (iii) the applicable Drawdown Share Amount, Drawdown Purchase Price and Per Share Price and (iv) the account to which the Drawdown Purchase Price should be wired. For the purposes of this Agreement, the term “Business Day” shall have the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(c) The delivery of a Funding Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s obligation to pay the Drawdown Purchase Price identified in each Funding Notice, and shall represent the Company’s acceptance of the Subscriber’s irrevocable and ongoing offer to purchase Shares.

(d) On each Capital Drawdown Date, the Subscriber shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Funding Notice.

(e) The State Street Bank and Trust Company will act as transfer agent (the “Transfer Agent”) and registrar for the Shares, unless and until the Company, in its sole discretion, decides to appoint a third party to act in one or both of those capacities.

(f) As of the date of any public offering pursuant to a registration statement under the 1933 Act of the Company’s common stock and a listing of shares of the Company’s common stock on a national securities exchange registered with the U.S. Securities and Exchange Commission (an “IPO”) or a listing of shares of the Company’s common stock on a national securities exchange registered with the U.S. Securities and Exchange Commission (a “Listing”), any Unused Capital Commitment shall automatically be reduced to zero. In the event an IPO or Listing has not occurred as of the third anniversary of the Closing Date (the period ending on such date being the “Commitment Period”), the Subscriber shall not be required to fund any additional Funding Notices, except to the extent necessary to pay amounts due under Funding Notices that the Company may thereafter issue to: (a) pay Company expenses, including management fees, any amounts that may become due under any borrowings or other financings or similar obligations, indemnity obligations and any other liabilities, contingent or otherwise, (b) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases) or that are otherwise significantly in process prior to the expiration of the Commitment Period and as to which the Company and the prospective portfolio company have commenced, in good faith, negotiating the terms of the investment and which the Company reasonably expects to be consummated prior to the date that is 90 days after the date of the expiration of the Commitment Period, (c) fund follow-on investments made in existing portfolio companies that, in the aggregate, do not exceed ten percent (10%) of total Capital Commitments, (d) fund obligations under any Company indebtedness, guarantee or indemnity and (e) fulfill obligations with respect to any Defaulted Commitment.

(g) Notwithstanding anything to the contrary contained in this Agreement, the Company shall have the right to exclude any Subscriber (such Subscriber, an “Excluded Subscriber”) from purchasing Shares from the Company on any Capital Drawdown date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Subscriber’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Subscriber, the Company, the Adviser, any Other Subscriber or a portfolio company would be subject or (ii) cause the investments of “Benefit Plan Investors” (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations) to be significant and the assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

SECTION 2.02. Subsequent Equity Rounds.

(a) The Subscriber acknowledges that the Company may determine to raise additional equity capital following the Closing Date for the purpose of funding its business operations or for such other purposes as it determines to be necessary or advisable. In that regard, the Subscriber acknowledges and agrees (i) nothing in this Agreement shall restrict or prohibit the Company from raising additional equity capital following the Closing Date, including pursuant to subscription agreements entered into with existing stockholders or third parties providing for the purchase of Shares in one or more private offerings (a “Subsequent Equity Round”) and (ii) the terms and conditions of any Subsequent Equity Round shall be determined pursuant to agreements entered into by the Company in connection with such Subsequent Equity Round without regard to the terms of the

Subscription Agreements entered into on the Closing Date; provided, however, except as set forth in Section 2.02(b), the Company shall not issue Shares in connection with any Subsequent Equity Round until such time as (i) all or substantially all of the Unused Capital Commitments of the Subscribers whose subscriptions have been accepted as of the Closing Date have been drawn down pursuant to the terms of the Subscription Agreements and (ii) each Subscriber has been fully and unconditionally released from any further obligation to purchase additional Shares pursuant to the Subscription Agreements.

(b) Notwithstanding Section 2.02(a), the Company may enter into one or more subscription agreements with the Adviser or any of its Affiliates following the Closing Date providing for the purchase and sale of Shares in one or more private offerings, which shall be on terms and conditions at least as favorable to the Company as the terms and conditions set forth in this Agreement, it being understood and agreed that any such subscription agreements will be considered to be an Other Subscription Agreement for purposes of this Agreement.

SECTION 2.03. Borrowing.

(a) The Subscriber acknowledges and agrees that the Company shall have the power to enter into, make and perform all such contracts and other undertakings, and engage in all such activities and transactions as the Company may deem necessary or advisable for or incidental to the carrying out of the Company’s purpose and objectives (and all determinations, decisions and actions made or taken by the Company shall be conclusive and absolutely binding upon the Company stockholders and their respective successors, assigns and personal representatives), including: to incur indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness), to incur other obligations (including in connection with derivative financial instruments), to arrange and make guarantees to support any such indebtedness or other obligations and incur reimbursement obligations in respect of any such guarantees, to pledge or assign or otherwise make available credit support for any such indebtedness, guarantees or other obligations and to take all other actions as the Company deems necessary or appropriate in connection with incurring indebtedness, other obligations or guarantees. The Company is hereby authorized, at its option and without consent of the Subscriber or any Company stockholder, to hypothecate, mortgage, assign, transfer make a collateral assignment or pledge or grant a comparable security interest to a lender or other holders of indebtedness, other obligations, or guarantees of the Company (i) any or all assets of the Company, including portfolio investments and deposit or similar accounts into which capital drawdowns are deposited (the assets described in this clause (i) referred to herein as “Assets”) and/or (ii) some or all of the Unused Capital Commitment of some or all of the Subscribers, including the Company’s right to require and receive the purchase price for Shares issued pursuant to Section 1.01 hereof and all rights and remedies related thereto and the obligations of some or all of the Subscribers under their respective Subscription Agreements (the rights described in this clause (ii) referred to herein as “Assigned Rights” and together with the Assets, the “Credit Support”).

(b) In furtherance of the foregoing, the Company may, in each case subject to such other conditions as the Company may reasonably determine, (i) authorize any lender or holders of such indebtedness, guarantees or other obligations, including any agent or trustee acting on their behalf, as agent and on behalf of the Company, or in such other capacity as the Company may specify to act as agent of and on behalf of the Company (w) to exercise Assigned Rights, (x) to issue Funding Notices and to require all or any portion of the Subscriber’s Unused Capital Commitment to be paid to the Company for purposes of paying related proceeds to a holder of such indebtedness, guarantees or other obligations of the Company; provided, that no Subscriber shall at any time be required to make payments directly to any party other than the Company, (y) to exercise any remedy of the Company under this Agreement in respect of any Asset or Assigned Rights or in respect of any purchases of Shares or Unused Capital Commitment, and (z) to enforce the obligations of the Subscriber or Other Subscribers under their respective Subscription Agreements, and (ii) take any other action the Company reasonably determines to be necessary for the purpose of providing such Credit Support (collectively, clauses (i) and (ii), the “Lender Powers”); provided, that any exercise of such Lender Powers shall be made in accordance with the Subscription Agreements. In addition, the Company is hereby authorized to provide to or receive from any lender or holders of such indebtedness, guarantees or other obligations, including any agent or trustee acting on their behalf, financial information related to such Company stockholder.

SECTION 2.04. Dividends; Dividend Reinvestment Program.

(a) As described more fully in the Offer to Exchange, the Company generally intends to declare and pay dividends, out of funds legally available therefor, substantially all of its available earnings, on a quarterly basis, subject to the discretion of the Board. Prior to the occurrence of an IPO or Listing, the Company will reinvest all cash dividends declared by the Board on behalf of Subscribers who do not elect to receive their dividends in cash, crediting to each such Subscriber a number of Shares equal to the quotient determined by dividing the cash value of the dividend payable to such Subscriber by the then-most recently determined net asset value per Share, as determined by the Board, as of the valuation date fixed by the Board for such dividend (the “Reference NAV”). Following an IPO or Listing, the Company expects to adopt a new dividend reinvestment plan based on the market price of the Shares, subject to certain adjustments. The Subscriber may elect to receive any or all such dividends in cash (i) by checking the appropriate box on the letter of transmittal included as an exhibit to the Schedule TO or (ii) by notifying the Transfer Agent in writing no later than 10 days prior to the record date for the first dividend that the Subscriber wishes to receive in that form using the form of notice specified by the Transfer Agent. The Subscriber and the Company agree and acknowledge that any dividends received by the Subscriber or reinvested by the Company on the Subscriber’s behalf shall have no effect on the amount of the Subscriber’s Unfunded Commitment.

(b) The Company represents and warrants that it shall not make any distributions consisting of securities that are not Marketable Securities except in connection with liquidation distributions conducted in connection with the dissolution of the Company in accordance with the General Corporation Law of the State of Delaware. “Marketable Securities” means securities which are traded or quoted on the New York Stock Exchange, the Nasdaq Global Market or on a comparable securities market or exchange now or in the future.

ARTICLE III

SECTION 3.01. Remedies Upon Subscriber Default. In the event that a Subscriber fails to pay all or any portion of the purchase price due from such Subscriber on any Capital Drawdown Date (such amount, together with the full amount of such Subscriber’s remaining Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of seven (7) Business Days, the Company shall be permitted to declare such Subscriber to be in default of its obligations under this Agreement (any such Subscriber, a “Defaulting Subscriber”) and shall be permitted to pursue one or any combination of the following remedies:

(a) The Company may prohibit the Defaulting Subscriber from purchasing additional Shares on any future Capital Drawdown Date or otherwise participating in any future investments in the Company;

(b) To the fullest extent permitted by applicable law, fifty percent (50%) of the Shares then held by the Defaulting Subscriber shall be automatically transferred on the books of the Company, without any further action being required on the part of the Company or the Defaulting Subscriber, to the Other Subscribers (other than any defaulting Other Subscriber), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Agreement, no Shares shall be transferred to any Other Subscriber pursuant to this Section 3.01(b) in the event that such Transfer (as defined in Section 4.01(e)(i)) would (x) violate the 1933 Act, the 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer, (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause the investments of “Benefit Plan Investors” to be significant and the assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the Subscriber from receiving a partial allocation of its pro rata portion of Shares); provided further, that any Shares that have not been transferred to one or more Other Subscribers pursuant to the previous proviso shall be allocated among the participating Other Subscribers pro rata in accordance with their respective Capital Commitments. The mechanism described in this

Section 3.01(b) is intended to operate as a liquidated damage provision, since the damage to the Company and Other Subscribers resulting from a default by the Defaulting Subscriber is both significant and not easily susceptible to precise quantification. By entry into this Agreement, the Subscriber agrees to this Transfer and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Subscriber’s obligation of the type described; and

(c) The Company may pursue any other remedies against the Defaulting Subscriber available to the Company, subject to applicable law. The Subscriber agrees that this Section 3.01 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Subscriber in the discretion of the Company. The Subscriber further agrees that the Subscriber cannot and will not seek to enforce this Section 3.01 against the Company or any other investor in the Company.

ARTICLE IV

SECTION 4.01. Subscriber Representations, Warranties and Covenants. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company, as of (i) the Closing Date, (ii) each Capital Drawdown Date and (iii) each date the Subscriber receives a distribution, dividend or return of capital from the Company (including, for the avoidance of doubt, each date on which a dividend is received and reinvested on the Subscriber’s behalf), as follows:

(a) This Agreement has been duly authorized, executed and delivered by the Subscriber and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Subscriber enforceable in accordance with its terms against the Subscriber, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

(b) The Subscriber is acquiring the Shares in the Exchange and hereunder for the Subscriber’s own account as principal for investment and not with a view to the distribution or sale thereof. As further described in the Offer to Exchange, the Subscriber acknowledges that no market for the Shares exists, and there can be no assurance that a market for the Shares will develop or that an IPO or Listing will occur.

(c) The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is and will be capable of evaluating the merits and risks of the prospective investment in the Shares.

(d) The Subscriber has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford a complete loss of this investment.

(e) (i) The Subscriber understands that the offering and sale of the Shares in the Exchange and hereunder will not be registered under the 1933 Act and are intended to be exempt from registration under the 1933 Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Regulation D under Section 4(a)(2) of the 1933 Act (“Regulation D”), exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, which will depend upon, among other things, the accuracy of the Subscriber’s representations set forth in this agreement. The Subscriber acknowledges that any Shares acquired by the Subscriber in the Exchange or hereunder are restricted securities within the meaning of Rule 144 under the 1933 Act (“Rule 144”) and agrees that any Shares acquired by the Subscriber in the Exchange or hereunder may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”)

unless the Shares are subsequently registered or an exemption from registration is available. The Subscriber may not Transfer the Shares in any manner that would require the Company to register the Shares under the 1933 Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Subscriber (x) represents and warrants that it is an “accredited investor” as defined in Appendix A (“Accredited Investor”) or (y) has notified the Company in writing prior to the date hereof that it is not an Accredited Investor.

(ii) The Subscriber understands that the offering and sale of the Shares in the Exchange and hereunder in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in the Exchange and hereunder in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Subscriber including, without limitation, the legal requirements of jurisdictions in which the Subscriber is resident and in which such acquisition is being consummated.

(iii) The Subscriber agrees that the book entry with the Transfer Agent evidencing the Shares (acquired in the Exchange or hereunder or otherwise) initially will be restricted. The Subscriber understands and agrees that the restricted book-entry account (and notices provided to holders of uncertificated securities under applicable law) or any certificates evidencing its Shares, any securities issued in respect thereof or exchange therefor will bear a legend in the following forms (in addition to any other legend required under applicable law):

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT AND EXCEPT AS OTHERWISE PROVIDED THEREIN, THESE SHARES MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE SPECIFIED IN SUCH SUBSCRIPTION AGREEMENT, AND SUCH RESTRICTIONS SHALL BE BINDING ON TRANSFEREES OF THESE SHARES TO THE EXTENT PROVIDED THEREIN.”

The Subscriber covenants that the Shares (acquired in the Exchange or hereunder) will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws. In connection with any Transfer of Shares other than pursuant to an effective registration statement or to the Company, or any Transfer of Shares pursuant to Rule 144, the Company may require the transferor to provide the Company with an opinion of legal counsel selected by the transferor to the effect that such Transfer of Shares does not require registration under the 1933 Act or applicable state securities laws, provided that such opinion is in form and substance, and such counsel, is reasonably acceptable to the Company.

(f) If the Subscriber is (i) a registered investment company or business development company under the 1940 Act or (ii) relies on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder, the Subscriber acknowledges that it may be subject to certain ownership limitations applicable to business development companies (as further described under the heading “Risk Factors—Certain investors may be limited in their ability to make significant investments in the Extension Fund” in the Offer to Exchange), unless it complies with certain exceptions contemplated by the 1940 Act, and it is urged to consider this carefully when evaluating whether to tender shares in the Exchange. In addition, the Subscriber agrees that if clauses (i) or (ii) above apply to the Subscriber and the Subscriber acquires more than 3% of the outstanding voting securities of the Company and does not qualify for an applicable exemption under the 1940 Act, the Subscriber shall be considered a Defaulting Subscriber and the Company shall be permitted to pursue one or any combination of the remedies described in Section 3.01(a), 3.01(b) and 3.01(c); provided, that with respect to the remedy described in Section 3.01(b), the Company may cause the Shares then held by such Defaulting Subscriber to be automatically transferred in accordance with the procedures described in Section 3.01(b) (but only in an amount necessary to ensure that the Subscriber holds no more than 3% of the outstanding voting securities of the Company).

(g) The Subscriber acknowledges and agrees that the Subscriber may not Transfer its Capital Commitment or, prior to 180 days after the date of an IPO or Listing, any of its Shares (acquired in the Exchange or hereunder, or otherwise) unless (i) the Company provides its prior written consent, (ii) the Transfer is made in accordance with applicable securities laws and (iii) the Transfer is otherwise in compliance with the transfer restrictions set forth in Appendix B. No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company, and no transfer shall be made unless and until the transferee has agreed to be so bound. Following an IPO or Listing, the Subscriber may be restricted from selling or disposing of its Shares (acquired in the Exchange or hereunder or otherwise) by: (i) applicable securities laws, (ii) contractually by a lock-up agreement with the underwriters of the IPO, and (iii) pursuant to 4.01(h) below. The Subscriber hereby acknowledges that there can be no assurance that an IPO or Listing will occur.

(h) Prior to an IPO, upon request of the Company, the Subscriber acknowledges and agrees that it shall be required to enter into a lock-up agreement with the Company with respect to its Shares (whether acquired in the Exchange, hereunder or otherwise), on such terms as the Company, in consultation with the underwriters in the IPO, reasonably requests, as more fully described in the Offer to Exchange.

(i) The Subscriber agrees to deliver to the Company such other information as to certain matters under the 1933 Act, the 1940 Act, the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), U.S. state securities laws and the laws of any non-U.S. jurisdictions as the Company may reasonably request (including, but not limited to, the information set forth in the Investor Questionnaire) in order to ensure compliance with such laws and the availability of any exemption thereunder.

(j) The Subscriber acknowledges and agrees that, pursuant to the Certificate and the Advisory Agreement, the Company and/or the Adviser have the power and discretion to make all investment decisions in accordance with the terms of the Certificate and the Advisory Agreement. Accordingly, the Subscriber acknowledges that neither the Company, the Adviser nor any affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Subscriber, and that the Subscriber is neither subscribing for nor acquiring any Shares in reliance upon, or with the expectation of, any such advice.

(k) The Subscriber has reviewed this Agreement, the Offer to Exchange, the Certificate, the Bylaws, the Advisory Agreement and the Administration Agreement, and has read and understands the risks of, and other considerations relating to, a purchase of Shares and the Company’s investment objectives, policies and strategies, including, but not limited to, the information contained in the Offer to Exchange. The Subscriber was offered the Shares through private negotiations, not through any general solicitation or general advertising. Other than as set forth herein and in the Offer to Exchange, the Certificate, the Bylaws, the Advisory Agreement and the Administration Agreement, the Subscriber is not relying upon any information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) provided by the Company, Direct Lending, the Adviser, any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company.

(l) The Subscriber has been given the opportunity to ask questions of, and receive answers from, the Adviser, the Company and their respective personnel relating to the Company, concerning the terms and conditions of the purchase of Shares and other matters pertaining to this investment, and has had access to such financial and other information concerning the Company as it has considered necessary to verify the accuracy of any information provided and to make a decision to invest in the Company, and has availed itself of this opportunity to the full extent desired.

(m) No representations or warranties have been made to the Subscriber with respect to this investment, the Adviser or the Company other than the representations of the Company set forth herein and the Subscriber has not relied upon any representation or warranty not provided herein or therein in making this subscription.

(n) If all or part of the funds that the Subscriber is using or will use to fund its Capital Commitment are assets of: (i) an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, (iii) an entity whose underlying assets include plan assets for purposes of ERISA or the Code by reason of a plan’s investment in the entity, (iv) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, or (v) an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA):

(A) the funds so constituting plan assets have been identified in 8(ii) of Part B of the Investor Questionnaire to the Company and such additional information as the Company may reasonably request shall have been promptly provided; and

(B) the Subscriber’s proposed purchase of the Shares is permissible under the documents and any applicable law or regulation governing, and consistent with any fiduciary obligation applicable to, the investment of such plan assets.

(o) If the Subscriber is acting as trustee, agent, representative or nominee for an underlying investor (a “Beneficial Owner”), the Subscriber understands and acknowledges that the representations, warranties and agreements made herein are made by the Subscriber (i) with respect to the Subscriber and (ii) with respect to the Beneficial Owner of the Shares subscribed for hereby.

(p) The Subscriber understands, as described in the Offer to Exchange, that the Company will file elections to be treated as (i) a business development company under the 1940 Act and (ii) a regulated investment company within the meaning of Code Section 851, for U.S. federal income tax purposes; pursuant to those elections, the Subscriber will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, the Subscriber understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7.

(q) The Subscriber represents and warrants that the Subscriber (x) is not, and is not acting on behalf of any other person in connection with this subscription that is, (i) an individual, entity, organization, country or territory that is the target of the sanctions programs administered and enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including any person or entity named on OFAC’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or Sectoral Sanctions Identifications List1 or any other applicable sanctions laws2 (“Sanctions”), or an individual, entity or organization that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to Sanctions that broadly prohibit dealings with that country or territory (any such country, territory, entity,

[1]	This information may be found online at www.treas.gov/ofac.
[2]	This information may be found online at www.treas.gov.

organization or individual described in this clause (i), a “Sanctioned Party”); (ii) a non-U.S. shell bank3 or providing banking services indirectly to a non-U.S. shell bank; (iii) a senior non-U.S. political figure or an immediate family member or close associate4 of such figure; or (iv) a party that the Company is prohibited from dealing with under applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders or Sanctions (categories (i) through (iv) together, a “Prohibited Investor”); and (y) does not control, and is not controlled by, any Prohibited Investor.

(r) If the Subscriber is an entity and is NOT acting on behalf of one or more clients, the Subscriber represents and warrants that (i) none of its authorized contact persons nor, to the best of the Subscriber’s knowledge, any person having a beneficial interest in the Subscriber are Prohibited Investors, and (ii) if it is a financial institution subject to the anti-money laundering (“AML”) program requirements of the USA PATRIOT Act, it has adopted and implemented AML programs required by the USA PATRIOT Act and the regulations promulgated thereunder.

(s) If the Subscriber is acting on behalf of one or more clients in connection with this subscription, the Subscriber represents and warrants that the Subscriber is a financial institution subject to the AML program requirements of the USA PATRIOT Act, and the Subscriber further represents that it has (i) implemented a customer identification program as required under section 326 of the USA PATRIOT Act and the regulations promulgated thereunder; (ii) conducted the required due diligence on client(s) on whose behalf the Subscriber is acting and any beneficial owners who beneficially own, directly or indirectly, 25% or more of the Subscriber or invested funds and at least one individual with significant responsibility to control, manage or direct the Subscriber; (iii) determined that such client(s) and beneficial owners are NOT Prohibited Investors as defined in Section 4.01(q); and (iv) retained and will continue to retain evidence of any such identities, any such source of funds or any such diligence as required by the USA PATRIOT Act and related regulations.

(t) The Subscriber represents and warrants that the Subscriber does not know or have any reason to suspect that (i) the monies used to fund the Subscriber’s acquisition of Shares have been or will be derived from or related to any illegal activities or Sanctioned Party, including but not limited to, money laundering activities or (ii) the proceeds from the Subscriber’s acquisition of Shares will be used to finance any illegal activities or for the benefit of any Sanctioned Party.

(u) The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

(v) The Subscriber consents to the disclosure to regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Subscriber as the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

(w) The Subscriber acknowledges that if, following Subscriber’s investment in the Company, the Company reasonably believes that the Subscriber is a Prohibited Investor or otherwise engaged in suspicious activity or the Subscriber refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, decline any transfer request, or segregate the assets constituting the investment in accordance with applicable regulations and, the Company, subject to compliance with applicable law, may also immediately repurchase the Subscriber’s Shares. If all or a portion of the Subscriber’s Shares are repurchased, the Subscriber may bear any or all fees and expenses incurred by the

[3]	A non-U.S. shell bank is a non-U.S. bank without a physical presence in any country and is not a regulated affiliate.
[4]	A “close associate” of a senior non-U.S. political figure is a person who is widely and publicly known (or is actually known) to be a close associate of a senior foreign political figure.

Company to effect such repurchase. The Subscriber further acknowledges that, to the fullest extent permitted by law, the Subscriber will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

(x) The Subscriber hereby understands that to help the United States government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Subscriber who opens an account, all as set forth on Schedule A. The responses provided on such Schedule A are deemed to be made in this Agreement as if expressly set forth herein.

(y) The execution, delivery and performance of this Agreement by the Subscriber do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Subscriber is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Subscriber, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Subscriber is subject. The Subscriber has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Subscriber to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

(z) The Subscriber represents and warrants that the information provided under Section 10 (“Verification of Status as Eligible Participant in New Issues”) of the Subscriber Questionnaire provided in connection with the Subscriber’s investment in Direct Lending remains true and accurate as of the date hereof, or the Subscriber has notified the Company in writing of any applicable changes.

(aa) To facilitate the Company’s ability to incur indebtedness, guarantees and other obligations and to incur pledges or assigns or otherwise make available as Credit Support for such indebtedness, guarantees and other obligations, the Subscriber hereby agrees to and acknowledges the acknowledgements set forth in Appendix E.

(bb) None of the information concerning the Subscriber nor any statement, certification, representation or warranty made by the Subscriber in this Agreement or in any document required to be provided under this Agreement (including, without limitation, the Investor Questionnaire and any forms W-9, W-8BEN, W-8BEN-E, W-8EXP and W-8IMY) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(cc) The Subscriber agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this subscription, each Capital Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Subscriber agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Subscriber contained in this Article IV or any information provided by the Subscriber herein or in any document required to be provided under this Agreement (including, without limitation, the Investor Questionnaire and any forms W-9, W-8BEN, W-8BEN-E, W-8EXP and W-8IMY) ceases to be true at any time following the date hereof.

(dd) The Subscriber agrees to provide such information and execute and deliver such documents as the Company or the Adviser may reasonably request to verify the accuracy of the Subscriber’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser or a portfolio company may be subject.

SECTION 4.02. Investor Awareness. The Subscriber acknowledges that the Subscriber is aware and understands that:

(a) No federal or state agency, and no agency of any non-U.S. jurisdiction, has passed upon the Shares or made any finding or determination as to the fairness of this investment.

(b) There are substantial risks incident to the purchase of Shares, including, but not limited to, those summarized in the Offer to Exchange.

(c) As described more fully in Appendix B, prior to an IPO or Listing, the Subscriber may not Transfer all or any fraction of its Shares or Capital Commitment without the prior written consent of the Company. The Subscriber acknowledges that the Subscriber is aware and understands that there are other substantial restrictions on the transferability of Shares or Capital Commitment under this Offer to Exchange, the Certificate, the Bylaws and under applicable law including, but not limited to, the fact that (i) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (ii) the Shares are not currently, and Subscribers have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (iii) the Subscriber may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Subscriber to liquidate its investment in the Company.

(d) With respect to the tax and other legal consequences of an investment in the Shares, the Subscriber is relying solely upon the advice of its own tax and legal advisors and not upon the general discussion of such matters set forth in the Offer to Exchange.

(e) Cleary Gottlieb Steen & Hamilton LLP acts as U.S. counsel to the Company, the Adviser and their affiliates, Richards, Layton & Finger, P.A. acts as special Delaware counsel to the Company, the Adviser and their affiliates and that Paul Hastings LLP acts as special 1940 Act counsel to the Company, the Adviser and their affiliates. In connection with this offering of Shares and subsequent advice to such persons, Cleary Gottlieb Steen & Hamilton LLP, Richards, Layton & Finger, P.A. and Paul Hastings LLP will not represent the Subscriber or any other investors in the Company in the absence of a clear and explicit written agreement to such effect between such counsel and the Subscriber or any other investors in the Company. In the absence of such an agreement, such counsel owes no duties to the Subscriber or any other investor in the Company (whether or not such counsel has in the past represented, or is currently representing, such Subscriber or any other investor with respect to other matters). No independent counsel has been retained to represent investors in the Company.

SECTION 4.03. Bad Actor Disclosure Confirmation and Terms.

(a) In order to ensure compliance with Rule 506(d) of Regulation D under the 1933 Act, the Subscriber agrees to provide the Company, promptly and at any time before or after acceptance of this Agreement, any information that the Company may reasonably request in order to determine whether the Subscriber is a person with respect to whom a “Bad Act” (as defined in Appendix C) has occurred (a “Bad Actor”), including, without limitation, filings with, and records of, courts and regulators.

(b) If the Company notifies the Subscriber that it has determined that the Subscriber would, except for the terms of Section 4.03(c), otherwise have the right to vote more than 20% of the Company’s outstanding voting equity securities (calculated on the basis of voting power), the Subscriber (a) represents and warrants to the Company that the Subscriber is not a Bad Actor and (b) agrees to promptly notify the Company of any Bad Act that occurs with respect to the Subscriber.

(c) The Subscriber further agrees that if at any time a Bad Act occurs with respect to a Subscriber, and if the Subscriber would otherwise have the right to vote more than 20% of the Company’s outstanding voting equity securities (calculated on the basis of voting power), (i) notwithstanding anything to the contrary herein, the voting rights with respect to the Company held by the Subscriber will thereafter be limited to 19.9% of the Company’s outstanding voting equity securities (calculated on the basis of voting power), and such voting rights in excess of 19.9% to be voted in proportion to the votes of the Company’s other remaining outstanding voting securities pursuant to the proxy contemplated by Section 6.01(b), unless and until the Company determines otherwise in its sole discretion and (ii) the Company may immediately repurchase the Subscriber’s Shares (but only to the extent necessary to preserve the ability of the Company to rely on Regulation D) for cash in an amount equal to the Per Share NAV. If all or a portion of the Subscriber’s Shares are repurchased, the Subscriber may bear any or all fees and expenses incurred by the Company to effect such repurchase. The Subscriber further acknowledges that, to the fullest extent permitted by law, the Subscriber will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

ARTICLE V

SECTION 5.01. Company Representations. The Company represents to the Subscriber as follows:

(a) The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted as described in the Offer to Exchange and is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business operations. The Company is empowered, authorized and qualified to enter into this Agreement, the Advisory Agreement and the Administration Agreement, and the person signing this Agreement, the Advisory Agreement and the Administration Agreement on behalf of the Company has been duly authorized by the Company to do so.

(b) The execution and delivery of this Agreement, the Advisory Agreement and the Administration Agreement by the Company and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.

(c) The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Agreement, the Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Agreement or the Advisory Agreement.

(d) The Shares to be issued and sold by the Company to the Subscriber hereunder have been duly authorized and, when issued and delivered to the Subscriber against payment therefor as provided in this Agreement and the resolutions of the Board relating thereto, will be validly issued, fully paid and non-assessable.

ARTICLE VI

SECTION 6.01. Power of Attorney. (a) The Subscriber, by its execution hereof, hereby irrevocably makes, constitutes and appoints the President of the Company as its true and lawful agent and attorney-in-fact, or his or her designee who is an officer or employee of the Company, with full power of substitution and resubstitution, and full power and authority to act alone in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:

(i) any and all filings required to be made by the Subscriber under the 1934 Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Subscriber under the 1934 Act;

(ii) fill in the amount of the Subscriber’s Adjusted Available Commitment as of the date of the Company’s acceptance of the Subscriber’s subscription (which will be the amount of the Subscriber’s Capital Commitment) on the Company’s signature page in accordance with the terms of this Agreement;

(iii) fill in blanks, correct any errors or omissions and make reasonable representations in the Investor Questionnaire as directed by the Subscriber or reasonably required by the Company;

(iv) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;

(v) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Agreement and applicable law or to permit the Company to become or to continue as a business development corporation; and

(vi) all other instruments or papers not inconsistent with the terms of this Agreement which may be required by law to be filed on behalf of the Company.

(b) To secure the Subscriber’s obligation to comply with the terms of Section 4.03(c), the Subscriber hereby grants an irrevocable proxy to, and appoints as the Subscriber’s attorney-in-fact, the President of the Company, or his or her designee who is an officer of the Company, with the power to act alone and with full power of substitution and re-substitution, to vote or act by written consent with respect to, or take any other action in respect of, all shares of capital stock of the Company that now are or hereafter may be owned by the Subscriber, and any and all other shares or securities of the Company issued or issuable in respect thereof, in accordance with the matters set forth herein and to execute any applicable agreements, proxies, instruments and written consents consistent with the terms hereof in the name and on behalf of the Subscriber.

(c) With respect to the Subscriber and the Company, the foregoing grant of an irrevocable proxy and power of attorney:

(i) is coupled with an interest and shall be irrevocable to the fullest extent permitted by law;

(ii) may be exercised by the Company either by signing separately as attorney-in-fact for the Subscriber or, after listing all of the Subscribers executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;

(iii) shall survive the assignment by the Subscriber of the whole or any fraction of its Shares;

(iv) shall continue for so long as this Agreement remains in effect and binding on the Subscriber;

(v) shall survive the Subscriber’s death, incapacity or disability if the Subscriber is a natural person or, if the Subscriber is an entity, the Subscriber’s dissolution, liquidation, termination, bankruptcy, cancellation or winding up;

(vi) shall terminate concurrently with the termination of the Capital Commitment, in accordance with Section 2.01(f); and

(vii) may not be used by the Company in any manner that is inconsistent with the terms of this Agreement and any other written agreement between the Company and the Subscriber.

ARTICLE VII

SECTION 7.01. Condition to Closing. The Subscriber’s obligations hereunder are subject to the fulfillment (or waiver by the Subscriber), prior to or on or about the time of closing on the Closing Date, of the following condition: The Company shall have duly performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing Date.

ARTICLE VIII

SECTION 8.01. Indemnity. Each of the Company and the Subscriber agrees, to the fullest extent permitted by law, to indemnify and hold harmless the other and each other person, if any, who controls the other (within the meaning of Section 15 of the 1933 Act) against any and all direct losses, liabilities, claims, damages, and expenses whatsoever (including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement) arising out of or based upon any breach or failure by the Company or the Subscriber, as the case may be, to comply with any representation, warranty, covenant, or agreement made by it herein.

SECTION 8.02. Acceptance or Rejection. (a) Subject to the terms of the Offer to Exchange, this subscription is irrevocable and, at any time prior to the Closing Date, the Company shall have the right to accept an amount equal to or less than the subscribed amount, or reject this subscription, for any reason whatsoever. The Company shall reject the subscription, in whole or in part, as applicable, to the extent the Company does not accept the corresponding Units in the Exchange.

(b) In the event of rejection of this subscription, the Company promptly thereupon shall return to the Subscriber the copies of this Agreement and any other documents submitted herewith (but the Company shall have the right to retain a photocopy for its records), and this Agreement shall have no further force or effect thereafter.

SECTION 8.03. Modification. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged, waived or terminated except by an instrument in writing signed by the party against whom any modification, change, discharge, waiver or termination is sought.

SECTION 8.04. Revocability. This Agreement may not be withdrawn or revoked by the Subscriber in whole or in part without the consent of the Company.

SECTION 8.05. Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered (a) in person, (b) by registered or certified mail, (c) by private courier, (d) by facsimile or (e) by e-mail. All notices to the Company shall be delivered to c/o TCW MIDDLE MARKET LENDING OPPORTUNITIES BDC, INC., Attention: Meredith Jackson, General Counsel, 865 S. Figueroa Street, Los Angeles, CA 90017. All notices to the Subscriber shall be delivered to the address, facsimile number and email address provided by the Subscriber in Part A of Schedule A attached hereto. The Subscriber may designate a new address for notices by giving written notice to that effect to the Company. The Company may designate a new address for notices by giving written notice to that effect to the Subscriber. A notice given in accordance with the foregoing clauses (a), (b) and (c) shall be deemed to have been effectively given three Business Days after such notice is mailed by registered or certified mail, return receipt requested, or one Business Day after such notice is sent by overnight delivery service or other one-day provider, to the proper address, or at the time delivered when delivered in person or by private courier. A notice given by facsimile or email shall be deemed to have been effectively given when sent unless the sender receives a message of “error in transmission,” provided confirmatory notice is sent by first class mail, postage prepaid or receipt is confirmed by an officer or other authorized representative of the recipient by answerback or other written means. The Subscriber hereby consents to receiving any notice contemplated by the General Corporation Law of the State of Delaware, the Certificate or the Bylaws in any of the manners contemplated by this Section 8.05.

SECTION 8.06. Counterparts. This Agreement may be executed in multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

SECTION 8.07. Successors. Except as otherwise provided herein, this Agreement and all of the terms and provisions hereof will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, trustees and legal representatives.

SECTION 8.08. Assignability. This Agreement is not transferable or assignable by the Subscriber. Any purported assignment of this Agreement will be null and void.

SECTION 8.09. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement or understanding among them with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The foregoing limitation, however, shall not prohibit any Other Subscriber from enforcing Section 3.01(b) against any defaulting Subscriber.

SECTION 8.10. APPLICABLE LAW. THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 8.11. Jurisdiction; Venue. (a) Any action or proceeding relating in any way to this Agreement shall be brought and enforced exclusively in the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court declines to accept jurisdiction over such proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if the subject matter jurisdiction over the matter that is the subject of any such proceedings is vested exclusively in the federal courts of the United States of America located in the State of Delaware, and any appellate courts of any thereof.

(b) The parties hereby irrevocably consent to the jurisdiction of such courts in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in such courts, and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Each of the parties hereby agree that notice delivered in accordance with Section 8.05 hereof shall constitute effective service of process in any such suit, action or proceeding.

SECTION 8.12. Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired or in the future acquires from or about the Company, not otherwise properly in the public domain (such information, the “Confidential Information”), was received in confidence for use solely in connection with the Subscriber’s consideration of the purchase of Shares. The Subscriber agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Subscriber shall not (a) reproduce the Confidential Information, in whole or in part, or (b) disclose the Confidential Information to any person who is not an officer, employee, agent or professional consultant of the Subscriber who is involved in its investments, or for financial, legal or accounting purposes upon notification to such officer, employee, agent or consultant that such disclosure is made in confidence for the foregoing purposes and shall be kept in confidence, or partner (general or limited) or affiliate of the Subscriber (it being understood and agreed that if the Subscriber is a pooled investment fund, it shall only be permitted to disclose the Confidential Information to its limited partners if the Subscriber has required its limited partners to enter into confidentiality undertakings no less onerous than the provisions of this Section 8.12), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Subscriber or any person to whom the Subscriber has disclosed such information) or (2) such information is required by applicable law or regulation to be disclosed. The Subscriber further agrees to return the Confidential Information if no purchase of Shares is made or upon the Company’s request therefor. The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

SECTION 8.13. Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement or to show the ability to carry out the intent and purposes of this Agreement.

SECTION 8.14. No Joint Liability Among Company and Adviser. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser under or in connection with this Agreement, and the Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company under or in connection with this Agreement. There shall be no joint and several liability of the Company and the Adviser for any obligation under or in connection with this Agreement.

SECTION 8.15. Survival. The representations, warranties, acknowledgments and covenants in Sections 4.01, 4.02, 4.03 and 5.01 and the provisions of Sections 8.01, 8.10, 8.11, 8.12, 8.13, 8.14 and 8.15 shall, in the event this subscription is accepted, survive such acceptance and the incorporation and dissolution of the Company.

SUBSCRIPTION AGREEMENT

SIGNATURE PAGE

[The signature page to this Agreement is provided in the TCW Middle Market Lending Opportunities BDC, Inc. Investor Questionnaire attached as Schedule A hereto.]

Appendix A: Accredited Investor Definition

Accredited Investor means an “accredited investor” within the meaning of Rule 501(a) of Regulation D, defined as an investor which falls into one of the following categories:

•	a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of subscription exceeds $1,000,000 or had an individual income in excess of $200,000 in each of the two most recent years or joint income with the investor’s spouse of $300,000 in each of those years and the investor has a reasonable expectation of reaching the same income level in the current year (where net worth excludes the market value of the investor’s primary residence but includes (i) the value of any liabilities secured by the primary residence above such market value and (ii) any liabilities secured by the primary residence incurred within 60 days prior to the date of subscription other than in connection with the purchase of such primary residence).[5]

•	an employee benefit plan as defined in Title I of ERISA, and one of the following:

•	the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser; or

•	the plan has total assets in excess of $5,000,000; or

•	the plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors” within the meaning of Regulation D.

•	the plan is a participant directed plan, the participant for whose benefit the investment in the Company is being made has directed such investment, and the participant is an “accredited investor” within the meaning of Regulation D.

•	a plan that is established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and has total assets in excess of $5,000,000.

•	an insurance company as defined in Section 2(a)(13) of the 1933 Act.

•	an investment company registered under the 1940 Act.

•	a business development company (as defined in Section 2(a)(48) of the 1940 Act).

•	a private business development company as defined in Section 202(a)(22) of the Advisers Act.

•	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) of the Small Business Investment Act of 1958, as amended.

•	a bank (as defined in Section 3(a)(2) of the 1933 Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the 1933 Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

•	a broker or dealer registered pursuant to Section 15 of the 1934 Act.

•	an organization described in Section 501(c)(3) of the Code, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

[5]	For purposes of this Subscription Agreement, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), and any “qualified distribution” from a Roth IRA received; the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (other than a Roth IRA), as defined in the Code, or Keogh retirement plan; (v) alimony paid; (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code; and (vii) for applicable taxable years, any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

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•	a corporation, foundation, endowment, a Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

•	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase of the Shares is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

•	an entity in which all of the equity owners are “accredited investors” within the meaning of Regulation D.

•	a revocable trust that may be amended or revoked at any time by the grantors thereof and all the grantors are “accredited investors” within the meaning of Regulation D.

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Appendix B: Transfer Restrictions

No Transfer of the Subscriber’s Capital Commitment or, prior to 180 days after the date of an IPO or Listing, all or any fraction of the Subscriber’s Shares (whether acquired in the Exchange, under the Subscription Agreement, including Shares acquired pursuant to dividend reinvestment, or otherwise) may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Company. In any event, the consent of the Company may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be counsel for the Company or the Subscriber) satisfactory in form and substance to the Company:

•	such Transfer would not violate the 1933 Act, the 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and

•	such Transfer would not be a “prohibited transaction” under ERISA or the Code or the regulations promulgated thereunder or cause the investments of “Benefit Plan Investors” to be significant and the assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the Code.

The Subscriber agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of its Capital Commitment or all or any fraction of its Shares, prior to the consummation of such Transfer.

Any person that acquires all or any fraction of the Shares of the Subscriber in a Transfer permitted under this Appendix B shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Subscriber agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.

The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Agreement, the provisions of the Offer to Exchange and all applicable laws and regulations applicable to the transferee and the transferor.

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Appendix C: List of “Bad Acts”

For purposes of Section 4.03 of the Agreement to which this document is appended, a person described in such paragraph shall have committed a “Bad Act” if any of the following is true with respect to such person:

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the U.S. Securities and Exchange Commission (the “Commission”); or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities

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Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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Appendix D: Privacy Notice

TCW Middle Market Lending Opportunities BDC, Inc. and TCW Asset Management Company LLC (hereinafter “we,” “our” or “us”) are committed to protecting the nonpublic personal and financial information of our customers and consumers who obtain or seek to obtain financial products or services primarily for personal, family or household purposes. We fulfill our commitment by establishing and implementing policies and systems to protect the security and confidentiality of this information. In our offices, we limit access to nonpublic proprietary and financial information about you to those personnel who need to know the information in order to provide products or services to you. We maintain physical, electronic and procedural safeguards to protect your nonpublic proprietary and financial information.

Categories of Information We Collect

We may collect the following types of nonpublic proprietary and financial information about you from the following sources:

•	Your name, address and identifying numbers, and other proprietary and financial information, from you and from papers you submit to us, on applications, subscription agreements or other forms or communications.

•	Information about your account balances and financial transactions with us, our affiliated entities, or nonaffiliated third parties, from our internal sources, from affiliated entities and from nonaffiliated third parties.

•	Information about your account balances and financial transactions and other proprietary and financial information, from nonaffiliated third parties, to verify information received from you or others.

Categories of Information We Disclose to Nonaffiliated Third Parties

We may disclose your name, address and account and other identifying numbers, as well as information about your pending or past transactions and other financial information, to nonaffiliated third parties, as necessary to execute, process, service and confirm your securities transactions, to administer and service your account and commingled investment vehicles in which you are invested, or to market our products and services through joint marketing arrangements.

We may disclose nonpublic proprietary and financial information concerning you to law enforcement agencies, federal regulatory agencies, self-regulatory organizations or other nonaffiliated third parties, if required or requested to do so by a court order, judicial subpoena or regulatory inquiry.

We do not otherwise disclose your nonpublic proprietary and financial information to nonaffiliated third parties, except where we believe in good faith that disclosure is required or permitted by law. Because we do not disclose your nonpublic proprietary and financial information to nonaffiliated third parties, our Customer Privacy Policy does not contain opt-out provisions.

Categories of Information We Disclose to Our Affiliated Entities

We may disclose your name, address and account and other identifying numbers, account balances, information about your pending or past transactions and other financial information to our affiliated entities for any purpose.

We regularly disclose your name, address and account and other identifying numbers, account balances and information about your pending or past transactions to our affiliates to execute, process and confirm securities transactions or mutual fund transactions for you, to administer and service your account and commingled investment vehicles in which you are invested, or to market our products and services to you.

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Information About Former Customers

We do not disclose nonpublic personal and financial information about former customers to nonaffiliated third parties unless required or requested to do so by a court order, judicial subpoena or regulatory inquiry, or otherwise where we believe in good faith that disclosure is required or permitted by law.

Questions

Should you have any questions about our Customer Privacy Policy, please contact us by email at tcwprivatefunds@tcw.com.

Reminder About TCW’s Financial Products.

Financial products offered by us:

•	Are not guaranteed by a bank;

•	Are not obligations of The TCW Group, Inc. or its subsidiaries;

•	Are not insured by the Federal Deposit Insurance Corporation; and

•	Are subject to investment risks, including possible loss of the principal amount committed or invested, and earnings thereon.

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Appendix E: Subscriber Acknowledgments

In connection with the borrowings, guarantees and other obligations by the Company in accordance with Section 2.02 hereof, the Subscriber hereby makes available as Credit Support the following representations and acknowledgements for the benefit of the Company and any lender or other holder of indebtedness, guarantees or other obligations:

(a) the Subscriber hereby consents to the pledge or assignment of its Unused Capital Commitment and other forms of Credit Support;

(b) the Subscriber shall confirm, as of the date of this Agreement and following any default under a loan, credit or other facility or instrument evidencing such indebtedness, guarantees or other obligations, in favor of any lenders or other holders of indebtedness, guarantees or other obligations, the amount of such subscriber’s Capital Commitment and Unused Capital Commitment;

(c) the Subscriber is and will remain absolutely, irrevocably and unconditionally obligated to purchase Shares and perform its other obligations under this Agreement, in each case, without set-off, defense (other than defense of payment), counterclaim or reduction based on any claim against any person (including any defense of fraud or mistake, or any defense under Section 365 of the U.S. Bankruptcy Code), and the Subscriber hereby waives any right to assert any claim to the contrary in connection with any bankruptcy, insolvency, dissolution or winding up of the Company or otherwise;

(d) the Subscriber shall honor requirements to purchase Shares issued by or on behalf of any lender or other holder of indebtedness, guarantees or other obligations and such lender shall have the right to enforce the obligations of the Subscriber to make purchases hereunder and to seek all available remedies against the Subscriber if the Subscriber fails to make such purchases;

(e) the Subscriber acknowledges that the proceeds of Shares purchases made in accordance with this Agreement may be (i) used to repay the obligations to any lenders or other holders of indebtedness, guarantees or other obligations and (ii) directly deposited in an account for the benefit of any lenders or other holders of indebtedness, guarantees or other obligations, in which case funds delivered by the Subscriber pursuant to a Funding Notice shall not be considered a funded purchase if such funds are not delivered into such account; and

(f) the Subscriber hereby also acknowledges and agrees that lenders and other holders of indebtedness, guarantees or other obligations will rely upon the statements made in this Agreement in connection with providing financing to the Company; and the terms of any indebtedness, guarantees or other obligations of the Company may, without the consent of such Subscriber, be established and maintained and may be amended, restated, supplemented, replaced, restructured, refinanced or otherwise modified from time to time, including to extend the maturity thereof, and whether by the same lender, or different lenders; provided that no amendment, restatement, or any other modification of the terms of any borrowing, loan, or other extension of credit shall alter the rights of any Subscriber under this Agreement.

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Schedule A: Investor Questionnaire

ALL SUBSCRIBERS, PLEASE FOLLOW THESE INSTRUCTIONS:

PART A. General Information

Name and Address

Name

Street Address/Address of Principal Office

City	State	Zip Code	Telephone No.

1. Primary Contact Person for this Account.

Name:

Company Name (if applicable):

Address:

City, State and ZIP Code:

Telephone Number:

Facsimile Number:

E-mail Address:

2. Additional Persons authorized to act for the Subscriber (i.e. authorized to invest in funds, request redemptions or withdrawal, direct payment of funds, etc.). In addition to the persons authorized by the power of attorney contained in Section 6.01 of the Subscription Agreement, the Subscriber hereby authorizes the person(s) noted below to act individually on behalf of this account unless otherwise noted. Please provide name, specimen signatures and titles in the form that such person would sign documents on behalf of this account, and telephone numbers. Without limiting the power of attorney contained in Section 6.01 of the Subscription Agreement, if there are circumstances under which more than one signature is required to take action with respect to this account, please state such circumstances. Requests to change the identity of persons authorized to act on behalf of a Subscriber which is a corporation, partnership, trust, estate or other fiduciary must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the Subscriber. The Subscriber agrees that TCW Middle Market Lending Opportunities BDC, Inc. (the “Company”) may rely on the information provided herein until it receives written notice of superseding instructions.

2.1	2.2

Signature	Signature
Name (and title, if applicable)	Name (and title, if applicable)
Telephone number	Telephone number

2.3	2.4

Signature	Signature
Name (and title, if applicable)	Name (and title, if applicable)
Telephone number	Telephone number

3. Tax Information:

3.1	Please provide your Taxpayer I.D. Number/Social Security Number (as applicable):

Tax ID/SSN:

For Joint Accounts, please provide Taxpayer I.D. or Social Security Number (as applicable) for each Joint Account Holder.

Name:	Tax ID:

Name:	Tax ID:

3.2	State (if applicable) and country of residence for tax purposes:

4. Statements and Other Correspondence. Statements and other correspondence should be sent to (give name, address, fax number and email address, if available):

Name
Company (if applicable)
Title (if applicable)

Address

Phone

Fax

E-mail

5. Distributions. Please indicate where distributions should be sent (please check and complete one):

For All Subscribers	☐ Send check to:	☐ Wire distributions to:

Bank Name:

Bank Address:

Bank ABA #:

Account Number:

Account Name:

Reference:

Contact Name:

Phone:

Email:

SWIFT Code:

Comments:

For Non-US Subscribers Only:

US Correspondent Bank Name:
US Correspondent Bank’s Routing Codes (either ABA # or CHIPS #):

Beneficiary’s Bank’s Name:
Beneficiary’s Bank’s Routing Codes (either BIC # or UID #):

Beneficiary’s Name:

Beneficiary’s Account Number:

Additional Reference Information:

6. Subscriber Classification.6 Please indicate which category below best describes the Subscriber. If the Subscriber is acting as a trustee, agent, representative, or nominee for a Beneficial Owner, please indicate which category best describes the Subscriber’s Beneficial Owner.

☐	Individual resident in the United States (including their trusts)

☐	Individual not resident in the United States (including their trusts)

☐	Broker-dealer

☐	Insurance company

☐	Investment company registered with the SEC

☐	Private Fund[7]

☐	Non-profit organization

☐	Pension plan (excluding governmental pension plans)

☐	Banking or thrift institution (investing on a proprietary basis)

☐	State or municipal Government Entity[8] (excluding governmental pension plans)

☐	State or municipal governmental pension plan

☐	Sovereign wealth fund or foreign official institution

☐	Investors that are not U.S. persons and about which the foregoing beneficial ownership information is not known and cannot reasonably be obtained because the beneficial interest is held through a chain involving one or more third-party intermediaries

☐	Other (please specify):

[6]	This information is being requested to permit the Adviser to make a Form PF filing with the SEC.
[7]	“Private Fund” means any issuer that would be an investment company as defined in Section 3 of the Investment Company Act of 1940, as amended, but for Section 3(c)(1) or 3(c)(7) thereof.
[8]	“Government Entity” means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority, or instrumentality thereof, and (iii) any officer, agent, or employee of the state or political subdivision or any agency, authority, or instrumentality thereof acting in its official capacity.

Part B. Status as Benefit Plan Investor

7. Overview.

A regulation issued by the U.S. Department of Labor and Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), define “Benefit Plan Investor” as

(i) any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA;

(ii) any plan to which Internal Revenue Code Section 4975 applies (which includes a trust described in Internal Revenue Code Section 401(a) that is exempt from tax under Internal Revenue Code Section 501(a), a plan described in Internal Revenue Code Section 403(a), an individual retirement account or annuity described in Internal Revenue Code Section 408 or 408A, a medical savings account described in Internal Revenue Code Section 220(d), a health savings account described in Internal Revenue Code Section 223(d) and an education savings account described in Internal Revenue Code Section 530); and

(iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (generally because 25 percent or more of a class of equity interests in the entity is owned by plans described in clauses (i) or (ii) above).

8. Status as Benefit Plan Investor (Please Check Each as Applicable).

(i) The Subscriber is either: (1) an “employee benefit plan” within the meaning of Section 3(3) of ERISA and subject to Part 4 of Subtitle B of Title I of ERISA; (2) a “plan” as defined in Section 4975(e)(1) of the Code to which Section 4975 of the Internal Revenue Code applies; (3) any other entity or account whose underlying assets include “plan assets” by reason of a plan’s investment in the entity and such plan investors include those described in clauses (1) or (2); or (4) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder?

   ☐   Yes

   ☐   No

(ii) If the answer to Part B, question 8(i) above is “yes” by virtue of either clauses (3) or (4), the Subscriber represents, warrants and covenants that currently, and for as long as it is an investor in the Company, the maximum percentage of the Subscriber’s assets that constitutes Benefit Plan Investor assets will not exceed the percentage (in 10% increments) set forth below (please check one) (if nothing is checked, we will assume 100%):

0% ☐	60% ☐
10% ☐	70% ☐
20% ☐	80% ☐
30% ☐	90% ☐
40% ☐	100% ☐
50% ☐

9. Relationship to TCW:

9.1 The Subscriber ☐ is ☐ is not (please check one) “TCW-Related.”9

9.2 The Subscriber does ☐ does not ☐ have discretionary authority or control with respect to the assets of TCW Extension Fund or is ☐ is not ☐ a person that provides investment advice with respect to TCW Extension Fund’s assets, or an “affiliate” of such a person. For purposes of this representation, an “affiliate” is any person controlling, controlled by or under common control with TCW Extension Fund or any of its investment advisers, including by reason of having the power to exercise a controlling influence over the management or policies of TCW Extension Fund or its investment adviser(s).

9.3 Subscriber Not TCW-Controlled. The Subscriber ☐ is ☐ is not (please check one) “TCW-Controlled.”10.

10. Subscriber Status as U.S./Foreign Person. (Please read Section 10.1 and check the box if you are described in such section. If not, check the box next to Section 10.2).

10.1 ☐ For U.S. Persons. Subscriber is (i) an entity created or organized in or under the laws of the U.S., any state thereof that is treated for U.S. income tax purposes as a partnership or corporation, (ii) a trust, if either (A) the administration of which a court within the United States is able to exercise primary supervision over or for which one or more United States persons (including individual citizens or residents of the U.S.) have the authority to control all substantial decisions, or (B) the trust has a valid election in effect to be treated as a U.S. person, or (iii) an estate the income of which is subject to tax in the United States regardless of its source.

10.2 ☐ For Foreign Persons. The Subscriber is not a Person described in Section 10.1.

[9]	“TCW-Related” means any Subscriber who is a TCW entity or a director, officer, employee or agent of TCW Extension Fund or of a TCW entity.
[10]	“TCW-Controlled” means any Subscriber whose assets are being invested in TCW Extension Fund under the control of TCW.

Schedule B: Electronic Communication and Signature Authorization

By acknowledging your consent below, you consent to any and all authorized contacts receiving electronic communications, including, without limitation, any notices or other communications to be delivered pursuant to the certificate of incorporation or the bylaws of the Company (as the same may be amended or restated from time to time), the General Corporation Law of the State of Delaware or other applicable law, at the address for electronic transmission set forth below, and understand that no paper copy will follow by U.S. mail. You agree that the authorized contacts listed in the Subscription Agreement (and any others you may subsequently identify) are specified as your agents for the limited purpose of receiving, on your behalf, any electronic delivery including, but not limited to, account statements, performance reports, privacy notices, investment adviser brochures (Form ADV), disclosure documents, notices required or permitted under the subscription agreement or under the certificate of incorporation or the bylaws of the Company (as the same may be amended or restated from time to time, the General Corporation Law of the State of Delaware or other applicable law, and any other information delivered or provided (i) by TCW Middle Market Lending Opportunities BDC, Inc., TCW Asset Management Company LLC or any of their affiliates (collectively, “TCW”) in connection with the investment advisory services that TCW provides to investors and (ii) by any other agent of TCW.

You further agree to notify TCW promptly in writing of any change to an e-mail or any other electronic delivery address specified above or otherwise agreed between you and TCW. Until we have received notice of a change, we may continue to send information to the previous e-mail or other electronic address, and any such information will be deemed to have been delivered, whether or not it is actually received. Additionally, you acknowledge and agree by acknowledging your consent below that a successful transmission report received by TCW (as well as a transmission that is not followed within a reasonable period of time by an automatic reply showing that the transmission was not successful) will constitute delivery of any communication. At your request, we will send you paper copies of any information we make available in electronic form. You may request paper copies by contacting the Company. You agree, however, that neither your request for, nor our deliver of, a paper copy will imply that the previous electronic delivery of the information did not constitute good and effective delivery.

Although TCW will take all appropriate measures to protect the confidentiality of any information transmitted through e-mail, please be advised that the facility to encrypt e-mail messages is not available. Furthermore, the internet is not a secure environment and the use of Internet e-mail carries with it a number of inherent risks. As a result, we cannot guarantee that e-mail will be delivered within a reasonable time or at all; that e-mail comes from the purported sender; that e-mail is not intercepted by unauthorized or unintended third parties; that the content of the e-mail is unaltered from the time of transmission and therefore we cannot guarantee the accuracy or completeness of the information; or that the e-mail sent by us will be free from viruses.

You are responsible for having any necessary hardware, software or other technology to access electronic communication. By acknowledging your consent below you acknowledge and agree that you are aware of and accept the risks associated with internet e-mail and that the Company’s agents, TCW, their respective affiliates and each of their respective partners, employees and agents will have no liability, contingent or otherwise, to you or any third party arising from or in any way related to the use of electronic communication.

FORMAT OF INFORMATION

The documents and other information delivered electronically may be formatted in Adobe Acrobat’s portable document format (“PDF”), or other file formats we deem appropriate.

(Please acknowledge your consent by checking one.)    ☐  Yes    ☐  No

SUBSCRIBER’S SIGNATURE PAGE

By signing below the Subscriber certifies that the Subscriber has received the Subscription Agreement and fully consents to its terms. The Subscriber further certifies that to the best of the Subscriber’s knowledge and belief, the information given in the Investor Questionnaire is correct and complete. The Subscriber will promptly notify the Company of any change in the information set forth in the Investor Questionnaire after the Subscriber becomes aware of any such change.

SUBSCRIBER:
Name of Subscriber*
By:

Print Name:

Title:

Date:

*	If IRA, Subscriber must be identified as: (name of the IRA custodian) for the benefit of (the name of the individual) and must also be acknowledged by custodian or trustee below. For an IRA, the individual signs above and the IRA custodian or trustee signs below.

Acknowledgment by IRA custodian or trustee with respect to Investment for an IRA:

By signing below, the undersigned custodian or trustee of the IRA for the benefit of the individual Subscriber named above (the “Client IRA”) acknowledges that investment in the Company is being made through the Client IRA from the below referenced account and certifies that the Client IRA has directed the custodian or trustee to sign this Subscription Agreement on behalf of the IRA. The trustee or custodian’s contact, account reference number and Tax ID are set forth below.

Name of IRA Beneficiary:

Name and Address of Custodian:

Contact Individual:

IRA Account or Other Reference Number:

Trustee/Custodian’s Tax I.D. Number:

Acknowledgement by Custodian

By:

Name:

Title:

SIGNATURE PAGE OF THE COMPANY

Subscriber Name

Agreed to and Accepted by

as a duly authorized representative of TCW Middle Market Lending Opportunities BDC, Inc.

as of , 201

Subscriber’s Adjusted Available Commitment to TCW Direct Lending LLC as of the date set forth above, representing the Subscriber’s Capital Commitment (i.e., the aggregate purchase price of Shares subscribed for): $

By:

Print Name:

Title:

By:

Print Name:

Title: